Exhibit 10.1

Form of Performance Shares Contract
(Not Transferable)

This Contract, by and between Arch Coal, Inc., a Delaware corporation (the “Company”), and (the “Participant”), is made and entered into as a separate inducement in connection with the Participant’s employment and not in lieu of any salary or other compensation for the Participant’s services, pursuant to which the company has awarded up to performance shares(“ Performance Shares”) to the Participant, subject to the provisions of the Arch Coal, Inc. Omnibus Incentive Plan, as amended from time to time (the “Plan”), a copy of which has been provided to the Participant, and to the terms and conditions set forth below, which, together with the Long-Term Incentive Plan Grant Memorandum dated April 10, 2014 to the Participant, constitute the entire understanding between the Company and the Participant with respect to this Contract.

This Contract is executed as of (the “Grant Date”).

Arch Coal, Inc.

Allen R. Kelley
Vice President - Human Resources

ACKNOWLEDGMENT

Please click the ‘accept’ button below to confirm your acceptance of the terms and conditions of this Contract and the terms and conditions of the Plan within 60 days of issuance of this Agreement.  By confirming acceptance, you (a) acknowledge receipt of a copy of the Plan; (b) represent that you have read and are familiar with the Plan’s terms; (c) accept the award subject to all of the terms and provisions of this Contract and of the Plan under which it is granted, as the Plan may be amended in accordance with its terms; and (d) agree to accept as binding, conclusive, and final all decisions or interpretations of the Administrator concerning any questions arising under the Plan with respect to this Contract.

Terms and Conditions of Performance Shares Contract

1.                                      Definitions.  Capitalized terms not otherwise defined herein shall have the same meanings set forth in the Plan, as may be amended from time to time.

2.                                      Performance Period.  The Performance Period during which the performance criteria shall be measured will be the 3-year period beginning January 1, 2014 and ending December 31, 2016, as further set forth in the Long-Term Incentive Plan Grant Memorandum provided to Participant.

3.                                      Payout of Award.  Except as otherwise set forth herein, so long as the Participant is an employee of the Company or one of its Subsidiaries at the completion of the full 3-year performance period, payment of vested Shares, to the extent the performance parameters outlined in the Long-Term Incentive Plan Grant Memorandum have been met, shall be made as soon as practicable following the completion of the performance period.  Settlement will be made by payment in shares of Stock or cash, as determined by the Committee and in accordance with the Plan.  If paid in shares of Stock, such shares of Stock shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to the Plan, this Contract, or any applicable law, rule or regulation.

4.                                      Non-transferable.  The Participant agrees that the Shares awarded under this Contract may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.

5.                                      Change of Control.  The Shares will vest automatically and without any further action on the part of the Company or the Participant immediately following any Change of Control.

6.                                      Tax Withholding.  The Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, including amounts payable hereunder, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the Shares or any payment in settlement thereof.  The Company shall have no obligation to deliver payment in settlement until the tax withholding obligations of the Company have been satisfied by the Participant.  In the event the Shares are settled in shares of Stock, the Company may “net settle” the issuance to account for any withholding obligations hereunder.

7.                                      Certificate Registration.  If settled in shares of Stock, the certificate issuable upon vesting of the Shares shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

8.                                      Restrictions on Issuance of Shares.  The grant of the Shares and any settlement thereof shall be subject to compliance with all applicable requirements of federal, state or foreign law.  If settled in shares, the issuance of shares of Stock upon vesting of the Shares shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Shares shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Shares, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

9.                                      Fractional Shares.  The Company shall not be required to issue fractional shares upon the settlement of the Shares.

10.                               Termination of Employment.  The Participant agrees that, except as set forth below, upon his or her termination from the Company or a Related Company for any reason prior to the end of the Performance

Period, the Participant shall forfeit any rights he or she may have under this Contract on the effective Date of Termination.  In the event that the Participant’s employment by the Company or a Related Company is terminated prior to the end of the Performance Period, but either on or after a Retirement Event or by reason of death or Disability, and the Participant has not been terminated for Cause, the number of Shares under this Contract eligible for payout at the end of the Performance Period, to the extent the performance parameters outlined in the attached memorandum are met, shall equal (i) the number of Shares granted pursuant to this Contract, multiplied by (ii) a fraction, the numerator of which is the number of days from January 1, 2014 through the Participant’s Date of Termination, and the denominator of which is the number of days in the Performance Period.  In the event the immediately preceding sentence applies, effective as of the Date of Termination, all Shares in excess of the amount that are eligible for vesting by operation of the immediately preceding sentence shall be forfeited and cease to be outstanding.  For purposes hereof, a “Retirement Event” means the date the Participant reaches age 58 and has five years of continuous service with the Company and/or one or more of the Related Companies immediately prior to the Date of Termination.

11.                               Stockholder Rights.  The Participant shall have no rights of a common stockholder of the Company, including the right to receive a dividend payment or vote such stock at any meeting of the common stockholders of the Company, as a result of his or her ownership of the Shares.

12.                               Adjustments.  The Shares shall automatically and without any further action on the part of the Company or the Participant be adjusted if and to the extent that the Stock underlying the Shares becomes subject to a stock dividend, stock split, recapitalization, merger, consolidation, reorganization or other event.

13.                               Personnel & Compensation Committee Actions.  The Personnel & Compensation Committee (the “Committee”) of the Company’s Board of Directors may, in its discretion, remove, modify or accelerate the performance criteria with respect to the Shares under such circumstances as the Committee, in its discretion, shall determine, subject however, to the terms of the Plan.

14.                               Effect of Award on Employment.  Nothing in this Contract shall be construed to affect in any way the right of the Company to terminate the employment of the Participant at any time for any reason, with or without cause.

15.                               Further Assurances.  Each of the parties hereto agrees to execute and deliver all consents and other instruments and take all other actions deemed necessary or desirable by counsel for the Company to carry out each provision of this Contract and the Plan.

16.                               Governing Law.  The validity, interpretation, performance and enforcement of this Contract shall be governed by the laws of the State of Delaware, determined without regard to its conflicts of law provisions.

17.                               Plan Governs.  This Contract has been executed pursuant to the Plan, and each and every provision of this Contract shall be subject to the provisions of such Plan and, except as otherwise provided herein, the terms therein shall govern this Contract.  In the event of any conflict between the terms of this Contract and any other documents or materials provided to the Participant, the terms of this Contract will control.

18.                               Deferral.  In the event that the Participant is eligible to participate in one or more deferred compensation plans sponsored by the Company, the payout of this Contract may be permitted to be deferred under such plan.  The terms, conditions and requirements for such deferral shall be governed by the Company’s applicable deferred compensation plan.